Exhibit T3A8

Francine Giani	Gary Herbert	Kathy Berg
Executive Director Department of Commerce	Governor State of Utah	Director Division of Corporations & Commercial Code

STATE OF UTAH

DEPARTMENT OF COMMERCE

DIVISION OF CORPORATIONS & COMMERCIAL CODE

CERTIFICATE OF REGISTRATION

C T CORPORATION SYSTEM

HECKMANN WOODS CROSS, LLC

1108 E SOUTH UNION AVE

MIDVALE UT 84047

Access Code Code: 5251319

...

State of Utah Department of Commerce Division of Corporations & Commercial Code

CERTIFICATE OF REGISTRATION

LLC - Domestic

This certifies that HECKMANN WOODS CROSS, LLC has been filed and approved on May 14, 2014 and has been issued the registration number 9043420-0160 in the office of the Division and hereby issues this Certification thereof.

KATHY BERG

Division Director

*The Access Code is used for Online Applications used by this Division only.

Date: 05/14/2014
Receipt Number: 5598809
Amount Paid: $1,058.00

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Certificate of Organization (Limited Liability Company)

This form must be type written or computer generated.

RECEIVED
MAY 14 2014
Utah Div. Of Corp. & Comm. Code

EXPEDITE

Important: Read instructions before completing form

Non-Refundable Processing Fee: $70.00

1. Name of Limited Liability Company: HECKMANN WOODS CROSS, LLC

2. Principal office address: 14624 N. Scottsdale Rd., Ste. 300 (Address) Scottsdale (City) AZ (State) 85254 (Zip)

3. The name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent):
C T Corporation System CRA Registration # 7140008-0250

The address must be listed if you have a non-commercial registered agent. See instructions for further details.

Address of the Registered Agent: ______
Utah Street Address Required, PO Boxes can be listed after the Street Address
City: State UT Zip:

4. Name and signature of Organizer (attach additional pages if needed)
Name: Jan Pouncey Signature: Jan Pouncey

5. Name and Address of Members and/or Managers (optional):
1. Nuverra Environmental Solutions, Inc. (Name) Member (Position)
14624 N. Scottsdale Rd., Ste. 300 (Address) Scottsdale (City) AZ (State) 85254 (Zip)
2. ______ (Name) ______ (Position)
______ (Address) ______ (City) ______ (State) ______ (Zip)

6. Duration (optional):
X The duration of the company shall be perpetual
☐ The duration of the company shall be ______

7. Purpose (optional):

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.
Is this a female owned business? ○ Yes ◉ No
Is this a minority owned business? ○ Yes ◉ No If yes, please specify: Select/Type the race of the owner here

05-14-14P01:48 RCVD

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 14th day of MAY 2014 in this office of this Division and hereby issued This Certificate thereof.

Examiner MW Date 5-15-2014

Kathy Berg
Kathy Berg
Division Director

UT035 - 01/06/2014 Wolters Kluwer Online

9043420